UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 27, 2012

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 27, 2012, the Company held its annual meeting of shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated March 19, 2012 and filed with the Securities and Exchange Commission were voted on at our annual meeting of shareholders and the results of such voting is indicated below. On April 27, 2012, the Company issued a press release announcing the results of such voting. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

1. The nine nominees listed below were elected as directors of the Company with the respective votes set forth opposite their names:

Name of Directors Elected	FOR	WITHHELD
Vincent C. Byrd	22,186,974	105,601
Sarah R. Coffin	22,187,353	105,222
John B. Crowe	22,188,680	103,895
William A. Foley	22,191,728	100,847
Robert B. Heisler, Jr.	22,187,731	104,844
Richard P. Johnston	22,181,036	111,539
Edward W. Kissel	22,186,407	106,168
John C. Orr	22,182,519	110,056
Robert A. Stefanko	22,193,309	99,266

Additional Nominees
Receiving Votes	FOR	WITHHELD
Richard L. Bready	4,796,616	0
Robert S. Prather, Jr.	4,796,616	0

2. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012 was ratified. Voting results on this proposal were as follows:

For	27,337,905
Against	35,903
Abstain	33,105

3. The non-binding advisory vote on executive compensation was approved. Voting results on this proposal were as follows:

For	21,370,447
Against	5,623,075
Abstain	95,665

Item 9.01. Financial Statements and Exhibits

99.1	Press Release by the Company Reporting Results of 2012 Annual Meeting dated April 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE May 2, 2012	By:	/s/ Donald A. Merril
Donald A. Merril
Senior Vice President, Chief Financial Officer and Corporate Secretary